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Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Supervisory Board
ING Groep N.V.

We consent to the incorporation by reference in the registration statements (Nos. 333-92220, 333-81564, 333-108833, 333-125075, 333-137354, 333-149631, 333-158154, 333-158155, 333-165591, 333-168020, 333-172919, 333-172920, 333-172921 and 333-215535) on Form S-8 and in the registration statement (No. 333-266516) on Form F-3 of our reports dated March 3, 2025 with respect to the consolidated financial statements of ING Groep N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Utrecht, The Netherlands
March 6, 2025

ING Group Annual Report 2024 on Form 20-F    1